Exhibit 3.23

State of Minnesota

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

I, Mark Ritchie, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

This corporation is now legally organized under the laws of Minnesota.

Corporate Name: CHEX NEWCO CORPORATION

Corporate Charter Number: 2918180-2

Chapter Formed Under: 302A

This certificate has been issued on 07/03/2008.

Mark Ritchie

Secretary of State.

DC-OR

29181800002

MINNESOTA SECRETARY OF STATE
MINNESOTA BUSINESS CORPORATION
ARTICLES OF INCORPORATION

Minnesota Statutes, Chapter 302A
Filing Fee $160.00

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM.

The undersigned incorporator(s) is an (are) individual(s) 18 years of age or older, and adopts the following articles of incorporation:

Professional Corporations governed under Chapters 302A & 319B must complete Items 1 & 2; otherwise, continue to Article I:

1. Check the box to indicate that this is a professional Corporation which elects to operate and acknowledges that it is subject to MN Statutes, Chapter 319B.01 to 319B.12. ☐
2. List the professional service the corporation is authorized to provide under Chap. 319B, subd 19: ______

ARTICLE I – BUSINESS NAME
Name of Corporation: (Required) *(Must include a corporate or professional designation in their name.)*

CHEX NEWCO CORPORATION

ARTICLE II – REGISTERED OFFICE AND AGENT
The Registered Office Address of the Corporation is: (Required)

100 SOUTH FIFTH STREET, SUITE 1075	MINNEAPOLIS	MN	55402
Street Address *(A PO Box by itself is not acceptable)*	City	State	Zip

The Registered Agent at the above address is:

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JUL 03 2008
Mark Ritchie
Secretary of State

CT CORPORATION SYSTEM, INC.
Agent's Name *(A registered agent is not required.)*

ARTICLE III – SHARES
The corporation is authorized to issue a total of 2500 **shares.** (Must authorize at least one share.)

ARTICLE IV - INCORPORATORS
I (We), the undersigned incorporator(s) certify that I am (we are) authorized to sign these articles and that the information in these articles is true and correct. I (We) also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I (we) had signed these articles under oath. (Provide the name and address of each incorporator. Each incorporator must sign below. List the incorporators on an additional sheet if you have more than two incorporators.)

Incorporator's Name	Street Address	City	State	Zip	Signature
DEBRA H. BURGESS - C/O FNIS, INC. -	601 RIVERSIDE AVENUE,	JACKSONVILLE,	FL	32204	Debra H Burgess

List a name, daytime phone number, and e-mail address of a person who can be contacted about this form.

DEBRA H BURGESS	904-854-3858	DEBRA.BURGESS@FNIS.COM
Contact Name	Phone Number	E-Mail Address

32699250004

2918180-2

DC-CN

STATE OF MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM

1. Type or print in black ink.

2. There is a $35.00 fee payable to the MN Secretary of State,

3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

Chex Newco Corporation

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

ARTICLE 1 - Name

The name of this corporation shall be Chex Systems, Inc.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

(Signature of Authorized Person)

Name and telephone number of contact person: Annika D. Wallace (904) 359-7735

Please print legibly

FILE IN-PERSON OR MAIL TO:

Minnesota Secretary of State - Business Services

Retirement Systems of Minnesota Building

60 Empire Drive, Suite 100

St Paul, MN 55103

(Staffed 8:00 - 4:00, Monday - Friday, excluding holidays)

STATE OF MINNESOTA

DEPARTMENT OF STATE

FILED

MAR 26 2009

Mark Ritchie

Secretary of State

To obtain a copy of a form you can go to our web site at www.sos.state.mn.us, or contact us between 9:00am to 4:00pm, Monday through Friday at (651) 296-2803 or toll free 1-877-551-6767.

All of the information on this form is public. Minnesota law requires certain information to be provided for this type of filing. If that information is not included, your document may be returned unfiled. This document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651) 296-2803/voice. For a TTY/TTD (deaf and hard of hearing) communication, contact the Minnesota Relay Service at 1-800-627-3529 and ask them to place a call to (651)296-2803. The Secretary of State’s Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance or political opinions or affiliations in employment or the provision of service.

[ILLEGIBLE]

STATE OF MINNESOTA

DEPARTMENT OF STATE

I hereby certify that this is a true and complete copy of the document as filed for record in this office.

DATED 6/18/10

Mark Ritchie

Secretary of State

By Carey Lykes